Exhibit 99.1

ORUM & ROTH LLC INTELLECTUAL PROPERTY LAW COMMERCIAL LAW LITIGATION	KEITH H. ORUM MARK D. ROTH BEATA BUKRANOVA
53 WEST JACKSON BOULEVARD CHICAGO ILLINOIS 60604-3606 U.S.A.	GEORGE F. DVORAK pc OF COUNSEL MONAWWER GHANI OF COUNSEL
EMAIL: EMAIL@ORUMROTH.COM TELEPHONE: 312.922.6262 TOLLFREE: 866.922.6262 FAX: 312.922.7747

July 10, 2007

VIA EMAIL and FAX

Mr. Michael Malet
Card Activation Technologies, Inc.
53 West Jackson Blvd.
Chicago, IL 60604

Re:	Card Activation v. McDonald’s Corporation
Case: 06 C 5578

Dear Michael:

As you are aware, Card Activation Technologies, Inc. (“CAT”) has filed several lawsuits against various companies alleging infringement of its United States Patent, no. 6,032,859.  One of those lawsuits was filed against McDonald’s Corporation in the Federal District Court for the Northern District of Illinois.  CAT and McDonald’s settled that case.  The settlement was effective as March 6, 2007.

The case was settled with McDonald’s entering into a both a settlement agreement and a patent license agreement. The settlement agreement and the patent license agreement contain confidentiality provisions. Those confidentiality provisions state that neither CAT not McDonald’s may disclose any specific terms of the settlement agreement.  McDonald’s settled the case on the precondition that this confidentiality provision would be included in the settlement documents.  The settlement only allows CAT to disclose that CAT and McDonald’s have entered into a settlement of the lawsuit; that McDonald’s has made a monetary payment to CAT; and that McDonald’s has taken a license from CAT under the `859 patent.  Therefore, CAT may not legally disclose the terms of the settlement with McDonald’s.

If you need further questions or comments, please contact me.

Very truly yours,

/Mark Roth/

Mark D. Roth